Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife	The Ruth Group
D. Ashley Lee	Zack Kubow
Executive Vice President, Chief Financial Officer and Chief Operating Officer	646-536-7020 zkubow@theruthgroup.com
Phone: 770-419-3355

CryoLife Reports Third Quarter 2017 Results

Third Quarter and Recent Highlights:

•	Announced Definitive Agreement to Acquire JOTEC
•	Accelerated Enrollment in PerClot Clinical Trial
•	Achieved Third Quarter Revenues of $44.0 Million
•	Achieved GAAP Net Income of $1.3 million, or $0.04 Per Fully Diluted Common Share; Non-GAAP Net Income of $2.6 Million, or $0.08 Per Fully Diluted Common Share

ATLANTA, GA – (October 30,  2017) – CryoLife, Inc. (NYSE: CRY),  a leading medical device and tissue processing company focused on cardiac and vascular surgery, announced today its results for the third quarter and first nine months of 2017.

Pat Mackin, Chairman, President, and Chief Executive Officer, said, “We had a very successful third quarter highlighted by the definitive agreement to acquire JOTEC.  The acquisition of JOTEC represents a significant opportunity for us to accelerate our revenue growth, improve our gross and operating margin, diversify our business, and bolster our long-term new product pipeline and R&D capabilities.  When we complete the acquisition of JOTEC, we will have a highly competitive product portfolio focused on treating aortic disease from the aortic root to the iliac arteries with a combined worldwide market opportunity of approximately $2.0 billion.”

Mr. Mackin added, “During the third quarter we reached a number of key milestones and our On-X products continued to generate strong results.  We posted double digit top line growth for On-X in our direct markets, including being up 28 percent in Europe, despite not having the AAP available to us.  We also accelerated enrollment in the PerClot U.S. FDA clinical trial and anticipate beginning enrollment in the BioGlue China clinical trial in the near future, with both product trials currently on track for potential regulatory approval sometime in 2019.  Last, we began selling direct to hospitals in Benelux and Canada.  As previously discussed, our results were negatively impacted by the impact of distributor terminations we initiated in anticipation of the JOTEC acquisition, recent weather events and the continued absence of AAP revenue.”

“This quarter shows that our strategy is working well and as we anticipated.   We will soon have all the pieces in place to grow CryoLife into a significantly larger company - proven leadership, exceptional products, experienced global direct sales organization and an exciting new product pipeline with a much stronger R&D capability.   As a result, we expect to enter 2018 with excellent momentum.”

Revenues for the third quarter of 2017 decreased three percent to $44.0 million, compared to $45.3 million for the third quarter of 2016.  The decrease was primarily driven by a $1.1 million reversal of previously recorded revenues resulting from the Company’s decision to terminate certain European distributors in connection with the proposed acquisition of JOTEC, an estimated $1.0 million impact due to recent weather events, and the lack of re-certification of the On-X AAP device.

Revenues for the first nine months of 2017 increased one percent to $136.9 million, compared to $135.4 million for the first nine months of 2016.  The increase was primarily driven by increases in On-X, tissue processing and BioGlue revenues, partially offset by the absence of HeRO and ProCol revenues, and a decrease in TMR revenues.  Non-GAAP revenues for the first nine months of 2017 increased two percent compared to the first nine months of 2016.  A reconciliation of GAAP to non-GAAP financial metrics is included as part of this press release.

Net income for the third quarter of 2017 was $1.3 million, or $0.04 per fully diluted common share, compared to net income of $3.0 million, or $0.09 per fully diluted common share, for the third quarter of 2016.  Non-GAAP net income for the third quarter of 2017 was $2.6 million, or $0.08 per fully diluted common share, compared to non-GAAP net income of $4.4 million, or $0.13 per fully diluted common share for the third quarter of 2016.

Net income for the first nine months of 2017 was $6.7 million, or $0.19 per fully diluted common share, compared to net income of $7.9 million, or $0.24 per fully diluted common share, for the first nine months of 2016.  Non-GAAP net income for the first nine months of 2017 was $9.8 million, or $0.29 per fully diluted common share, compared to non-GAAP net income of $12.0 million, or $0.36 per fully diluted common share for the first nine months of 2016.

The Company is revising its full year 2017 financial guidance, as summarized below.  The revised guidance excludes up to $1.5 million in revenue that the Company anticipates would have been ordered during the fourth quarter from distributors recently notified of their termination,  the delay in gaining recertification of our AAP, and does not include any contribution from the operations of JOTEC subsequent to the acquisition closing, which is expected to occur later during the fourth quarter of 2017.  The updated revenue guidance also reflects a temporary disruption in the European sales channel during the fourth quarter due to the commencement of sales force integration and territory realignment, and reduced selling days by the combined sales force resulting from off-site training.    The Company anticipates issuing its initial 2018 financial guidance in early March 2018 during its year-end financial conference call.

2017 Financial Guidance Summary
	Previous	Revised
Total revenues	$188 Million - $192 Million	$184 Million - $185 Million
Product revenues	Year-over-year mid-single digits % non-GAAP revenue increase	Year-over-year low-single digits % non-GAAP revenue increase
Tissue processing revenues	Year-over-year mid-single digits % revenue increase	Year-over-year mid-single digits % revenue increase
Gross margins	Between 68% - 69%	Between 68% - 69%
R&D expenses	$17.0 Million - $19.0 Million	$18.0 Million - $19.0 Million
Income tax rate	Mid – 10%	Mid – single digit%
Non-GAAP income per common share	$0.40 - $0.43	$0.40 - $0.43

All numbers in the table above are GAAP except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2017 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP revenues include (as applicable) On-X revenues for the period in 2016 prior to the closing of the acquisition and excludes revenues for the HeRO Graft and ProCol product lines for 2016.  The Company’s other non-GAAP results exclude (as applicable) business development expenses; gain on sale of business components; amortization expenses; and inventory basis step-up expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.   The Company does, however, expect to incur similar types of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast tomorrow at 8:00 a.m. Eastern Time to discuss the results followed by a question and answer session hosted by Mr. Mackin.

To listen to the live teleconference, please dial 201-689-8261 a few minutes prior to 8:00 a.m.  A replay of the teleconference will be available October 31 through November 7, and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The conference number for the replay is 13672507.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable living tissues used in cardiac and vascular surgical procedures.  CryoLife markets and sells products in more than 80 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include those regarding our revised financial guidance for 2017, our assumptions underlying that guidance, and our ability to keep on track to achieve our 2017 revised financial guidance and to continue to build CryoLife into a higher growth, higher margin company; our belief that the JOTEC acquisition will close during the fourth quarter of 2017 and prove to be the most significant development in CryoLife’s history, represents a significant opportunity to accelerate our revenue growth, improve our gross and operating margin, diversify our business and bolster our long term new product pipeline and R&D capabilities; and when we complete the acquisition of JOTEC, CryoLife will have a highly competitive product portfolio focused on treating aortic disease throughout the entire aortic anatomy with a worldwide market opportunity of approximately $2.0 billion; we anticipate beginning enrollment in the BioGlue China clinical trial in the near future and our belief that we are on track for regulatory approval of both PerClot (in the US) and BioGlue (in China) in 2019; our belief that we will soon have all the pieces in place to grow CryoLife into a significantly larger company; and our expectation that will enter 2018 with excellent momentum.  These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from these forward-looking statements.  These risks and uncertainties include that we may be unable to achieve our revised 2017 financial guidance, that the JOTEC acquisition may not be consummated in the fourth quarter of 2017 or at all or will not be one of the most significant developments in CryoLife’s history; we may be unable to achieve the anticipated or expected benefits from our anticipated acquisition of JOTEC, including the acceleration of our revenue growth, improvement in our gross and operating margins, the diversification of our business and the strengthening of our long term new product pipeline and R&D capabilities; the estimates of the worldwide market opportunity for JOTEC’s current and anticipated aortic products are incorrect; and we may not be able to secure regulatory approval of both PerClot (in the US) and BioGlue (in China) by 2019 or ever.   These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2016, and our subsequent filings with the SEC. CryoLife does not undertake to update its forward-looking statements.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Products	$27,029	$28,004	$84,519	$85,067
Preservation services	16,970	17,248	52,357	50,284
Total revenues	43,999	45,252	136,876	135,351

Cost of products and preservation services:
Products	6,220	6,598	21,196	21,299
Preservation services	7,917	8,872	23,401	26,348
Total cost of products and
preservation services	14,137	15,470	44,597	47,647

Gross margin	29,862	29,782	92,279	87,704

Operating expenses:
General, administrative, and marketing	24,756	20,592	71,016	69,302
Research and development	4,277	3,714	13,098	9,602
Total operating expenses	29,033	24,306	84,114	78,904
Gain from sale of business components	--	--	--	(7,915)
Operating income	829	5,476	8,165	16,715

Interest expense	851	742	2,486	2,256
Interest income	(64)	(18)	(159)	(48)
Other expense (income), net	21	21	(70)	(146)

Income before income taxes	21	4,731	5,908	14,653
Income tax (benefit) expense	(1,304)	1,738	(803)	6,772

Net income	$1,325	$2,993	$6,711	$7,881

Income per common share:
Basic	$0.04	$0.09	$0.20	$0.24
Diluted	$0.04	$0.09	$0.19	$0.24

Weighted-average common shares outstanding:
Basic	32,887	32,151	32,665	31,731
Diluted	34,057	33,165	33,851	32,568

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Products:
BioGlue and BioFoam	$15,730	$15,976	$48,094	$47,479
On-X	8,326	8,890	27,048	25,159
CardioGenesis cardiac laser therapy	1,489	1,653	5,130	5,497
PerClot	886	950	2,641	2,983
PhotoFix	598	535	1,606	1,406
HeRO Graft	--	--	--	2,325
ProCol	--	--	--	218
Total products	27,029	28,004	84,519	85,067

Preservation services:
Cardiac tissue	7,932	8,279	23,911	22,255
Vascular tissue	9,038	8,969	28,446	28,029
Total preservation services	16,970	17,248	52,357	50,284

Total revenues	$43,999	$45,252	$136,876	$135,351

Revenues:
U.S.	$32,208	$32,406	$100,454	$98,842
International	11,791	12,846	36,422	36,509
Total revenues	$43,999	$45,252	$136,876	$135,351

		September 30,	December 31,
		2017	2016

Cash, cash equivalents, and restricted securities		$55,013	$57,341
Total current assets		155,585	147,233
Total assets		326,140	316,140
Total current liabilities		26,113	30,102
Total liabilities		102,784	107,157
Shareholders’ equity		223,356	208,983

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income and Diluted Income per Common Share

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
GAAP:
Income before income taxes	$21	$4,731	$5,908	$14,653
Income tax (benefit) expense	(1,304)	1,738	(803)	6,772
Net income	$1,325	$2,993	$6,711	$7,881

Diluted income per common share:	$0.04	$0.09	$0.19	$0.24

Diluted weighted-average common
shares outstanding	34,057	33,165	33,851	32,568

Reconciliation of income before income
taxes, GAAP to net income, non-GAAP:

Income before income taxes, GAAP	$21	$4,731	$5,908	$14,653
Adjustments:
Business development expenses	2,998	413	4,380	7,048
Gain on sale of business components	--	--	--	(7,915)
Amortization expense	1,140	1,155	3,423	3,273
Acquisition inventory basis step-up expense	32	750	2,144	2,217
Income before income taxes, non-GAAP	4,191	7,049	15,855	19,276

Income tax expense calculated at 38% normalized
tax rate	1,593	2,679	6,025	7,325
Net income, non-GAAP	$2,598	$4,370	$9,830	$11,951

Reconciliation of diluted income per
common share, GAAP to diluted income per
common share, non-GAAP:

Diluted income per common share, GAAP:	$0.04	$0.09	$0.19	$0.24
Adjustments:
Business development expenses	0.09	0.01	0.13	0.21
Gain on sale of business components	--	--	--	(0.24)
Amortization expense	0.04	0.03	0.10	0.10
Acquisition inventory basis step-up expense	--	0.02	0.06	0.07
Tax effect of non-GAAP adjustments	(0.05)	(0.02)	(0.11)	(0.06)
Effect of 38% normalized tax rate	(0.04)	--	(0.08)	0.04
Diluted income per common share,
non-GAAP:	$0.08	$0.13	$0.29	$0.36

Diluted weighted-average common
shares outstanding	34,057	33,165	33,851	32,568

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues; Gross Margin; General, Administrative, and Marketing

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016	Growth Rate	2017	2016	Growth Rate
Reconciliation of total revenues, GAAP
to total revenues, non-GAAP:
Total revenues, GAAP	$43,999	$45,252	-3%	$136,876	$135,351	1%
Plus: On-X pre acquisition revenues	--	--		--	1,627
Less: HeRO revenues	--	--		--	(2,325)
Less: ProCol revenues	--	--		--	(218)
Total revenues, non-GAAP	$43,999	$45,252	-3%	$136,876	$134,435	2%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016		2017	2016
Reconciliation of gross margin %,
GAAP to gross margin %,
non-GAAP:
Total revenues, GAAP	$43,999	$45,252		$136,876	$135,351
Gross margin, GAAP	$29,862	$29,782		$92,279	$87,704
Gross margin %, GAAP	68%	66%		67%	65%

Gross margin, GAAP	$29,862	$29,782		$92,279	$87,704
Plus: Acquisition inventory basis step-
up expense	32	750		2,144	2,217
Gross margin, non-GAAP	$29,894	$30,532		$94,423	$89,921
Gross margin %, non-GAAP	68%	67%		69%	66%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016		2017	2016
Reconciliation of general,
administrative, and marketing,
expense, GAAP to general,
administrative, and marketing,
expense, non-GAAP
General, administrative, and marketing
expense, GAAP	$24,756	$20,592		$71,016	$69,302
Less: Business development
Expenses	(2,998)	(413)		(4,380)	(7,048)
General, administrative, and
marketing expense,
non-GAAP	$21,758	$20,179		$66,636	$62,254